Exhibit 23.1




               CONSENT OF INDEPENDENT ACCOUNTANTS


      We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 20, 2001, on the consolidated financial statements of Old Point Financial Corporation as of December 31, 2000, and for the period ended December 31, 2000, which appears in the annual report on Form 10-K of Old Point Financial Corporation for the year ended December 31, 2000.

                              /s/ Eggleston Smith P.C.
                              ------------------------
                              Eggleston Smith P.C.

Newport News, Virginia
July 23, 2001



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